Exhibit 8

Smith & Nephew plc

Principal Subsidiary Undertakings

Company	Country of Incorporation
Smith & Nephew UK Limited	England
- Smith & Nephew Investment Holdings Limited	England
- Smith & Nephew (Overseas) Limited	England
- Smith & Nephew Medical Limited	England
- Smith & Nephew Orthopaedics Limited	England
- Smith & Nephew Trading Group Limited	Scotland
- T.J. Smith & Nephew Limited	England
- Smith & Nephew FZE Limited	United Arab Emirates
- Smith & Nephew Farnham Limited	England
Smith & Nephew USD Limited	England
- Smith & Nephew S.A.	Spain
- Smith & Nephew (Malaysia) Sdn Bhd	Malaysia
- Smith & Nephew Healthcare Sdn Bhd	Malaysia
- Smith & Nephew GmbH	Austria
- Smith & Nephew SA-NV	Belgium
- Smith & Nephew A/S	Norway
- Smith & Nephew A/S	Denmark
- Smith & Nephew OY	Finland
- Smith & Nephew France SAS	France
- Smith & Nephew SAS	France
- Smith & Nephew Deutschland (Holdings) GmbH	Germany
- Smith & Nephew GmbH	Germany
- Smith & Nephew Orthopaedics GmbH	Germany
- Smith & Nephew Limited	Ireland
- Smith & Nephew Srl	Italy
- Smith & Nephew (Europe) BV	Netherlands
- Smith & Nephew BV	Netherlands
- Smith & Nephew International S.A.	Luxembourg
- Smith & Nephew KK	Japan
- Smith & Nephew Endoscopy KK	Japan
- Smith & Nephew Orthopaedics KK	Japan
- Smith & Nephew Wound Management KK	Japan
- Smith & Nephew (Pty) Limited	Australia
- Smith & Nephew Lda	Portugal
- Smith & Nephew AB	Sweden
- Smith & Nephew AG	Switzerland
- Smith & Nephew Inc	Canada
- Smith & Nephew Limited	Hong Kong
- Smith & Nephew Limited	Korea
- Smith & Nephew Limited	New Zealand
- Smith & Nephew Pte Limited	Singapore
- Sri Siam Medical Limited	Thailand
- Smith & Nephew Limited	Thailand
- Smith & Nephew (Pty) Limited	South Africa
- Smith & Nephew Holdings Inc	USA
- Smith & Nephew Inc	USA
- Smith & Nephew S.A. de CV	Mexico
- Smith & Nephew Inc	Puerto Rico

All companies trade under the name of Smith & Nephew and deal with Medical Device products.